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                                                                    Exhibit 10.1











                         INTERMEDIA COMMUNICATIONS INC.



                                200,000 Shares of

          7% Series G Junior Convertible Participating Preferred Stock

                                       and

                    Warrants to Purchase 2,000,000 Shares of

                                  Common Stock



                               PURCHASE AGREEMENT

                                JANUARY 11, 2000


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                         INTERMEDIA COMMUNICATIONS INC.


                               PURCHASE AGREEMENT


                                                                January 11, 2000


ICI Ventures LLC
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

         Intermedia Communications Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to ICI Ventures LLC ("you" or the "Purchaser"), or to issue to one of its subsidiaries (the "Selling Subsidiary") and to cause the Selling Subsidiary to sell to you, an aggregate of 200,000 shares of its 7% Series G Junior Convertible Participating Preferred Stock, par value $1.00 per share, liquidation preference $1,000 per share (the "Series G Preferred Stock") and warrants (the "Warrants") to purchase initially up to 2,000,000 shares of its common stock, par value $0.01 per share (the "Common Stock").

         The Series G Preferred Stock is to be authorized and issued pursuant to the provisions of a Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions (the "Certificate of Designation") in the form attached hereto as Exhibit D to be filed with the Secretary of State of the State of Delaware. Continental Stock Transfer & Trust Company will be transfer agent and registrar for the Series G Preferred Stock. The Warrants will be issued pursuant to two separate warrant agreements, one reflecting Warrants to purchase 1,000,000 shares of Common Stock at $40 per share and one reflecting Warrants to purchase 1,000,000 shares of Common Stock at $45 per share, in each case, subject to adjustment as provided in such warrant agreements (collectively, the "Warrant Agreement") in the forms attached hereto as Exhibits B-1 and B-2, each to be dated the Closing Date, between you and the Company. The Series G Preferred Stock, the Warrants, the shares of Common Stock issuable upon conversion, as dividends or distributions on, or as a change

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of control payment of the Series G Preferred Stock (the "Conversion Shares") and
the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are collectively referred to herein as the "Securities". References herein to Series G Preferred Stock shall be deemed to be references to any shares of any new series of preferred stock issued in connection with any recapitalization contemplated by Section 4(I)(m) hereof, and references to the Warrants and Warrant Shares shall include any warrants (and the shares of Common Stock receivable upon exercise of such warrants) received in such recapitalization.

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM."

         Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") in the form attached hereto as Exhibit C, to be dated the Closing Date for so long as such Securities constitute "Registrable Securities" (as defined in such agreement). This Agreement, the Securities, the Certificate of Designation, the Warrant Agreement, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

         1. Representations and Warranties of the Company and the Purchaser.

         I. The Company represents and warrants to, and agrees with, you that:

                  (a) Each of the Company and the subsidiaries listed on Annex I (the "Subsidiaries") (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing, other than good standing of the Company in the State of Delaware) and
(iii), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually

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or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Securities pursuant hereto or (z) in any manner draw into question the validity of this Agreement (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

                  (b)(i) As of November 30, 1999, the capitalization of the Company consisted of the following:

                  (1) 150,000,000 shares of Common Stock, (A) 51,823,129 shares of which were issued and outstanding, (B) 10,096,491 shares of which were reserved for future issuance to employees pursuant to outstanding stock options under the Stock Option Plans (as defined below), (C) 17,617,317 shares of which were reserved for future issuance upon the conversion or exercise of securities convertible into or exercisable for shares of Common Stock and (D) 4,645,823 shares of which were reserved for future issuance for the payment of dividends on the Existing Preferred Stock (as defined below); and

                  (2) 2,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), (A) 600,000 of which were designated Series B Redeemable Exchangeable Preferred Stock (the "Series B Preferred Stock"), 421,890 of which were issued and outstanding, (B) 40,000 of which were designated Series C Preferred Stock, none of which were issued and outstanding, (C) 69,000 of which were designated Series D Junior Convertible Preferred Stock, 53,729 of which were issued and outstanding, (D) 87,500 of which were designated Series E Junior Convertible Preferred Stock, 64,892 of which were issued and outstanding, and (E) 92,000 of which were designated Series F Junior Convertible Preferred Stock, 79,600 of which were issued and outstanding (collectively, the "Existing Preferred Stock").

         Except upon the exercise of options described in clause (i)(B), upon conversion of the Existing Preferred Stock or the Existing Warrants (as defined below) or as dividends on the Existing Preferred Stock, since November 30, 1999, no shares of Common Stock or Preferred Stock have been issued. The rights, preferences, privileges and restrictions of the Existing Preferred Stock are as stated in the charter of the Company and such other certificates of designation as have been delivered to Purchaser on or prior to the date hereof. The terms of the Existing Warrants are as stated in the forms of warrants and/or warrant agreements as have been delivered to Purchaser on or prior to the date hereof. The Company has delivered to Purchaser true and correct copies of its charter and by-laws as amended to the date hereof.

         All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. The Series G Preferred Stock and Warrants, when issued, delivered

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and sold in accordance with this Agreement, the Conversion Shares when issued and delivered in accordance with the terms of the Certificate of Designation and the Warrant Shares when issued and sold in accordance with the terms of the Warrant Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar rights.

                  (ii) The Company has delivered to Purchaser copies of the 1992 Stock Option Plan, the Long-Term Incentive Plan, the 1997 Stock Option Plan for the Benefit of Employees of Digex, Incorporated and the 1997 Equity Participation Plan for the Benefit of Employees of Digex, Incorporated (collectively referred to as the "Stock Option Plans"). Except as set forth in
Schedule 1.I(c), other than (w) the 10,096,491 shares reserved for issuance upon the exercise of options outstanding under the Stock Option Plans, (x) the stock options issued pursuant to the Stock Option Plans, (y) outstanding shares of Existing Preferred Stock convertible into 17,001,314 shares of Common Stock and
(z) outstanding warrants to purchase 616,003 shares of Common Stock (the "Existing Warrants"), there are no outstanding subscriptions, options, calls, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any Subsidiary of any of their securities, nor has the Company taken or agreed to take any action to issue or grant the same. Except as described in this Agreement or set forth on Schedule 1.I(c), (x) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or any voting or equity securities or interests of any Subsidiary, (y) there is no voting trust, proxy, stockholder or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its stockholders is a party or is bound with respect to the voting or transfer of the capital stock or other voting securities of the Company or any of its Subsidiaries and (z) there are no other subscriptions, options, calls, warrants or other rights (including registration rights, whether demand or piggyback registration rights), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Except as set forth on Schedule 1.I(c), the consummation of the transactions contemplated by this Agreement and the other Operative Documents will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, calls, warrants, commitments, contracts, preemptive rights, rights of first refusal, demands, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire shares of any of its capital stock.

                  (c) Except as disclosed on Schedule 1.I(c), all of the outstanding capital stock of, or other ownership interests in, the Subsidiaries are owned by the Company free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. Except as disclosed on Schedule 1.I(c), there are not, and will not be as a result of the transactions contemplated hereby, any outstanding subscriptions,

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rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any Subsidiary (other than the Securities).

                  (d) The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is listed for quotation on the Nasdaq National Market System ("Nasdaq"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

                  (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and in the other Operative Documents.

                  (f) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (g) The shares of Series G Preferred Stock have been duly and validly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and entitled to the rights, privileges and preferences set forth in the Certificate of Designation, and the issuance of such shares of Series G Preferred Stock will not be subject to any preemptive or similar rights.

                  (h) The Certificate of Designation has been duly authorized by all necessary corporate and any necessary stockholder action and, on the Closing Date, will have been duly executed by the Company and filed with the Secretary of State of the State of Delaware.

                  (i) Each of the Registration Rights Agreement and each Warrant Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and limitations on the validity or enforceability of provisions relating to rights of indemnity and contribution set forth therein.

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                  (j) The Warrants have been duly and validly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued, delivered and paid for in accordance with this Agreement, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (k) The Warrants are exercisable for Warrant Shares in accordance with the terms of the Warrant Agreement and the Series G Preferred Stock is convertible into Conversion Shares in accordance with the terms of the Certificate of Designation. The Warrant Shares and Conversion Shares have been duly authorized for issuance by the Company and, when issued upon exercise of the Warrants in accordance with the terms thereof or upon conversion of, as dividends or distributions on, or as a change of control payment with respect to the Series G Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights. The Company has reserved sufficient shares of Common Stock for issuance upon the exercise of the Warrants and the conversion of the Series G Preferred Stock

                  (l) Neither the Company nor any Subsidiary is, nor after giving effect to the consummation of the transactions contemplated hereby or by the other Operative Documents will be, (i) in violation of its charter or bylaws, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company or any Subsidiary or any of their assets or properties (whether owned or leased) other than, in the case of clauses (ii) and (iii), any default or violation that (A) would not reasonably be expected to have a Material Adverse Effect or (B) which is disclosed in the registration statements or reports filed since January 1, 1999 and prior to the date hereof by the Company and the Subsidiaries with the Securities and Exchange Commission (the "Commission") pursuant to the rules promulgated by the Commission under the Securities Act or the Exchange Act (collectively, "SEC Filings") or on Schedule 1.I(l). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as would not reasonably be expected to have a Material Adverse Effect or as disclosed or on
Schedule 1.I(l).

                  (m) None of (i) the execution, delivery or performance by the Company of this Agreement or the other Operative Documents, (ii) the issuance and sale of the Series G Preferred Stock and Warrants and (iii) the consummation by the Company of the transactions contemplated hereby or by the other Operative Documents violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien on any properties of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to, (A) the charter or bylaws of the Company or any

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Subsidiary, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their properties is or may be bound, (C) any statute, rule or regulation applicable to the Company or any Subsidiary or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or any of their assets or properties, except in the case of clauses (B), (C) and (D) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect or (y) which are disclosed on
Schedule 1.I(m). Other than as described on Schedule 1.I(m), no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement or the other Operative Documents, (B) the issuance and sale of the Series G Preferred Stock and Warrants (or the issuance of the Conversion Shares or the Warrant Shares) and (C) the consummation by the Company of the transactions contemplated hereby or by the other Operative Documents, except (x) the filing of a Notification and Report Form by the Company under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (y) such as may be required under the Securities Act and state securities or Blue Sky laws and regulations in connection with compliance by the Company with its obligations under the Registration Rights Agreement or (z) where the failure to obtain any such consent, approval, authorization or order of, or filing, registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

                  (n) Except as set forth on Schedule 1.I(n), there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency or official, domestic or foreign, pending or, to the best knowledge of the Company or any Subsidiary, threatened or contemplated to which the Company or any Subsidiary is a party or to which the business or property of the Company or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject or to which the business, assets, or property of the Company or any Subsidiary are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (w) is required to be disclosed in the SEC Filings and that is not so disclosed, or (x) could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  (o) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Series G Preferred Stock or Warrants or the Conversion Shares or Warrant Shares; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Series G Preferred Stock or Warrants, or that could reasonably be

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expected to adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Documents.

                  (p) Except as set forth in the SEC Filings or on Schedule 1.I(p), there is (i) no unfair labor practice complaint pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary nor, to the best knowledge of the Company, threatened against the Company or any Subsidiary and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any Subsidiary that, in the case of clauses (i), (ii) or (iii) above, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any Subsidiary. Except as set forth on Schedule 1.I(p), neither the Company nor any Subsidiary has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees,
(B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"), which in the case of clause (A), (B) or (C) above, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 1.I(p), with respect to any employee benefit plan, policy, program or arrangement sponsored or maintained by the Company or any subsidiary for the benefit of any of its current or former employees or directors, (x) no event has occurred and no condition exists that would subject the Company or any Subsidiary, either directly or by reason of its affiliation with any member of its controlled group of organizations (within the meaning of sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code")) to any tax, fine, lien, penalty or other liability imposed by applicable laws, rules and regulations and (y) no payment of money or other property, or acceleration or provision of any rights or benefits, will be due to any such current or former employee or director as a result of the transaction contemplated by this Agreement, whether or not such payment, acceleration or provision would constitute a parachute payment within the meaning of Section 280G of the Code, which in the case of clause (x) could reasonably be expected to result in a Material Adverse Effect.

                  (q) Neither the Company nor any Subsidiary has (i) violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or Hazardous Substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) lacks any permit, license or other approval required of it under applicable Environmental Laws, (iii) has released, generated or disposed of any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any

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oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws ("Hazardous Substance") in a manner which could reasonably be expected to give rise to a liability under or relating to any Environmental Laws or (iv) is violating any term or condition of such permit, license or approval, which in the case of clause (i), (ii), (iii) or
(iv) could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

                  (r) Each of the Company and the Subsidiaries has (i) good and marketable title to all of the properties and assets owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the SEC Filings or on Schedule 1.I(r) or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by it in the manner currently conducted, except as described in the SEC Filings or on Schedule 1.I(r) or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and
(iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company or any Subsidiary is a party are valid and binding, and no default by the Company or any Subsidiary has occurred and is continuing thereunder and, to the best knowledge of the Company and the Subsidiaries, no defaults by the landlord are existing under any such lease except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (s) Except as described in the SEC Filings or as set forth on
Schedule 1.I(r), each of the Company and the Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") necessary for the operation of the Company as now operated by it or as proposed to be operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the

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Company and the Subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

                  (t) Neither the Company nor any Subsidiary nor, to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any Subsidiary (or assist the Company or any Subsidiary in connection with any actual or proposed transaction), which (i) could reasonably be expected to subject the Company or any Subsidiary, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, could reasonably have been expected to have a Material Adverse Effect or (iii) if not continued in the future, could reasonably be expected to have a Material Adverse Effect.

                  (u) All material tax returns required to be filed by or with respect to the Company and the Subsidiaries in all jurisdictions have been so filed. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid (whether or not shown on any tax returns), other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. There are no material proposed additional tax assessments against the Company or the assets or property of the Company or any Subsidiary. There are no liens for taxes on any assets of the Company or any Subsidiary other than for current taxes not yet due and payable. The Company has made adequate (in accordance with generally accepted accounting principles) charges, accruals and reserves in the applicable financial statements included in the SEC Filings in respect of all federal, state, local and foreign income and franchise taxes for all periods presented therein as to which the tax liability of the Company or any of its consolidated Subsidiaries has not been finally determined.

                  (v) Neither the Company nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (w) Except as disclosed in the SEC Filings or on Schedule 1.I(w), there are no holders of securities of the Company or any Subsidiary who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, including the filing of any registration statement which the Company may be required to file pursuant to the terms of the Registration Rights Agreement, have the right to request or demand that the Company or any Subsidiary register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly waived.

                  (x) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences therein.

                  (y) Each of the Company and the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby.

                  (z) No registration under the Securities Act of the Series G Preferred Stock or Warrants is required for the sale of the Series G Preferred Stock and Warrants as contemplated hereby or the issuance of the Conversion Shares and the Warrant Shares, as the case may be, upon conversion or exercise thereof by the Purchaser, assuming the accuracy of the representations contained in Section 1.II herein.

                  (aa) Except for liabilities included or reserved for on the audited consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 10-K") and the unaudited consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (the "September 10-Q") and except as set forth in the SEC Filings or on Schedule 1.I(aa), neither the Company nor any Subsidiary had, and since such date none of them has incurred any liabilities or obligations, direct or contingent, that were, are or will be material, in the aggregate, to the Company and the Subsidiaries taken as a whole. Since December 31, 1998, except for liabilities specifically described in the SEC Filings or as set forth on Schedule 1.I(aa), (i) there has not been, singly or in the aggregate, any Material Adverse Effect or any change or development that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course consistent with their past practices and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock.

                  (bb) The Company has filed with the Commission all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Reports") required to be filed by the Company with the Commission since January 1, 1997. As of its date of filing, each Company SEC Report complied in all material respects with the requirements of the Exchange Act or the Securities Act and the rules and regulations promulgated thereunder and none of such Company SEC Reports (including any and all financial statements included therein) contained when filed or (except to the extent revised or superceded by a subsequent filing with the SEC prior to the date hereof) contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 1.I(bb), each of the financial statements, together with the related notes, included in the Company SEC Reports complied as to form in all material respects, as of its date of filing with the Commission with all applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Except as set forth on
Schedule 1.I(bb), such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

                  (cc) There are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against you or the Company for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities, other than with Bear, Stearns & Co. Inc., whose fees shall be paid by the Company.

                  (dd) Each of the Company and the Subsidiaries has implemented Year 2000 compliance programs designed to ensure that its computer systems and applications, databases, automated systems, and other computer and telecommunications equipment owned or leased by the Company or its Subsidiaries and all products and services distributed or sold thereby (collectively, the "Systems") will function properly as to the processing, calculating, comparing, sequencing or the use of date related data beyond 1999. Adequate resources have been allocated for this purpose and the Company's and the Subsidiaries' Year 2000 date conversion programs have been completed on a timely basis, except as would not have a Material Adverse Effect. No fact has come to the Company's attention that causes the Company to believe that there has been or will be any such malfunction in the Systems that could reasonably expected to have a Material Adverse Effect.

                  (ee) The Company does not have, and as of the Closing Date will not have, any direct or indirect subsidiaries other than those listed on Annex I and other than those which are not material. No subsidiary of the Company not listed on Annex I is (x) material to the business and operations of the Company or (y) a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

         The Company acknowledges that for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         II. The Purchaser represents and warrants to, and agrees with, the Company that:

                  (a) The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and is the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (c) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by the Purchaser of this Agreement or any other Operative Document and (B) the consummation by the Purchaser of the transactions contemplated hereby except for the filing of a Notification and Report Form by the Purchaser under the HSR Act.

                  (d) The Purchaser (i) understands that the Series G Preferred Stock and Warrants to be issued pursuant to this Agreement, the Conversion Shares which may be issued upon conversion of the Series G Preferred Stock and the Warrant Shares which may be issued upon exercise of the Warrants have not been registered for sale under any federal or state securities laws and that such Securities are being offered and sold to the Purchaser pursuant to an exemption from registration provided under Section 4(2) of the Securities Act,
(ii) agrees that the Purchaser is acquiring such Securities for its own account for investment purposes and without a view to any distribution thereof, (iii) is an "accredited investor" as defined in Regulation D under the Securities Act,
(iv) acknowledges that the representations and warranties set forth in this
Section 1.II are given with the intention that the Company rely on them for purposes of claiming such exemption, and

(v) understands that it must bear the economic risk of the investment in such Securities for an indefinite period of time as such Securities cannot be sold unless subsequently registered under such laws or unless an exemption from registration is available.

                  (e) The Purchaser agrees that the Securities issued pursuant to this Agreement will not be sold or otherwise transferred for value unless (i) a registration statement with respect thereto has become effective under the Securities Act, (ii) the sale or transfer is pursuant to Rule 144 under the Securities Act or any similar provision or (iii) the sale or transfer is pursuant to another exemption from registration and, in the case of clause
(iii), there is presented to the Company an opinion, reasonably satisfactory to the Company, of counsel reasonably satisfactory to the Company (and the Company hereby acknowledges and agrees that Simpson Thacher & Bartlett is reasonably satisfactory to the Company) that such registration is not required, and the Purchaser consents that any transfer agent of the Company may be instructed not to transfer any such Securities unless it receives satisfactory evidence of compliance with the foregoing provisions.

                  (f) The Purchaser (i) is aware of the Company's business and affairs and financial condition and has acquired sufficient information about the Company and the Subsidiaries to reach an informed and knowledgeable decision to acquire the Securities issued pursuant to this Agreement, (ii) has reviewed the recent SEC Filings, (iii) has discussed the Company and its plans, operations and financial condition with the Company's officers, (iv) has received such information as it has deemed necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Securities, (v) has received satisfactory information concerning the business and financial condition of the Company and the Subsidiaries in response to inquiries in respect thereof, (vi) has sufficient knowledge and experience in financial and business matters and the Internet, technology and telecommunications businesses so as to be capable of evaluating the merits and risks of its investment in the Securities, the exercise of the Warrants or the conversion of the Series G Preferred Stock, and (vii) is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities. Notwithstanding the foregoing, all representations and warranties made by the Company in this Agreement will be deemed to have been relied upon by the Purchaser.

         The Purchaser acknowledges that, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         2. Purchase, Sale and Delivery of the Series G Preferred Stock and Warrants.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to you, or to cause the Selling Subsidiary to sell to you, and you agree to purchase from the

Company or the Selling Subsidiary, as the case may be, for an aggregate purchase price of $200,000,000 (the "Purchase Price"), 200,000 shares of Series G Preferred Stock and the Warrants to purchase initially 2,000,000 shares of Common Stock (each as more fully described in the second paragraph of this Agreement).

                  (b) Payment of the purchase price for, and delivery of certificates for, the Series G Preferred Stock and Warrants (the "Closing") shall be made at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the fifth business day following the satisfaction or waiver of the conditions set forth in Section 4 hereof or such other time not later than fifteen business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment of the Purchase Price (subject to Section 8) shall be made to the Company or the Selling Subsidiary, as the case may be, by wire transfer in same day funds, against delivery to you of certificates for the Series G Preferred Stock and Warrants to be purchased.

                  (c) If during the period from the date of this Agreement to the Closing Date (the "Pre-Closing Period") the Company shall take any action which would have resulted in an adjustment pursuant to the provisions in Section 3 of the Certificate of Designation and Section 6 of the Warrant Agreement had the Series G Preferred Stock and Warrants been issued on the date hereof, the Company and the Purchaser shall negotiate in good faith to agree on an appropriate adjustment to the terms of this Agreement or the terms of the Certificate of Designation and the Warrant Agreement, as the case may be, so that the conversion price of the Series G Preferred Stock and the exercise price and/or the number of shares for which the Warrants are then exercisable will be adjusted to provide the Purchaser with such terms that Purchaser would have received if such event had occurred after the Closing.

         3. Covenants of the Company and the Purchaser.

         I.       The Company covenants and agrees:

                  (a) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Series G Preferred Stock and the Warrants.

                  (b) To comply with the agreements in the Certificate of Designation, the Warrant, the Registration Rights Agreement and any other Operative Documents.

                  (c) Except as otherwise contemplated by the terms of this Agreement and except for changes resulting from the conduct of the business of the Company and the Subsidiaries in the ordinary course, during the Pre-Closing Period, the Company shall use commercially reasonable efforts to preserve intact its and its Subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired. Without limiting the generality of the foregoing, during the Pre-Closing Period, each of the Company and its Subsidiaries shall not, without the prior written consent of Purchaser, take any of the actions specified under Section 7 of the Certificate of Designation which would require the consent of the holders of the Series G Preferred Stock if such action were taken immediately following the Closing Date.

                  (d) During the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, (a) afford the officers, employees, auditors and other agents of Purchaser, during normal business hours reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, (b) furnish Purchaser with all financial, operating and other data and information as Purchaser, through its officers, employees or agents, may from time to time reasonably request and (c) afford Purchaser the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers on a regular basis. Any information obtained by the Purchaser and its representatives pursuant to this provision shall be "Evaluation Material" (as defined in the Confidentiality Agreement, dated September 13, 1999, between the Company and Kohlberg Kravis Roberts & Co. L.P. (the "Confidentiality Agreement").

                  (e) During the period that Purchaser has designees on the Board of Directors of the Company (the "Board"), the Company agrees to maintain Directors and Officers Insurance in the amount of at least $50 million.

                  (f) From and after the Closing, the Company shall at all times reserve and keep available for issuance (a) such reasonable number of authorized shares (until such shares are actually issued as dividends) of Common Stock sufficient for payment of the dividends on the Series G Preferred Stock for a period of five years, (b) a number of shares of Common Stock sufficient for the issuance of the Warrant Shares and (c) such number of its authorized but unissued shares of Common Stock as shall be sufficient to permit the issuance of all of the Conversion Shares.

                  (g) The Company shall promptly make any and all filings which it is required to make under the HSR Act, for the sale of the Series G Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares and the Company agrees to furnish Purchaser with such necessary information and reasonable assistance as Purchaser may reasonably request in connection with its preparation of any necessary filings or submissions to the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"), including, without limitation, any filings or notices necessary under the HSR Act. Any such actions, if necessary, with respect to the conversion of the Conversion Shares and the exercise of the Warrant Shares shall be taken by the Company at such times as Purchaser reasonably shall request. The Company shall, at its own expense, use all reasonable efforts to respond to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to the Company with respect to the sale of the Series G Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares and shall keep Purchaser fully apprised of its actions with respect thereto.

                  (h) Prior to the Closing, the Company shall take all action necessary to increase the size of the Board by two (2) members (but to no more than ten (10) members) and to elect two (2) designees of the Purchaser (as the holder of the Series G Preferred Stock) to the Board.

                  (i) On or prior to the Closing Date, the Board will adopt a resolution providing that the Purchaser's beneficial ownership of the Series G Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares shall not result in Purchaser becoming an "Acquiring Person" pursuant to the terms of the Rights Agreement dated as of March 7, 1996, between the Company and Continental Stock Transfer and Trust Company, as amended by Amendment No. 1 dated as of February 20, 1997, and as further amended by Amendment No. 2 dated as of January 27, 1998.

                  (j) Prior to the Closing, the Purchaser shall provide the Company with a proposed reasonable allocation of the Purchase Price between the Series G Preferred Stock and the Warrants and the Company shall agree to such allocation.

                  (k) At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                  (l) The Company shall make all necessary applications with all applicable state regulatory authorities within 20 days of the date of this Agreement but in any event prior to the Closing and shall use its best efforts to obtain any necessary approvals of the issuance of the Series G Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares from all applicable state regulatory authorities.

                  (m) At any time after the Closing, at Purchaser's request, the Company and the Purchaser shall use their best efforts to (a) negotiate in good faith and agree to terms of a new series of preferred stock of the Company and warrants (which terms, in the aggregate, shall be no less favorable to the Company than the terms of the Series G Preferred Stock) and (b) cause a recapitalization to be consummated pursuant to which all outstanding shares of Series G Preferred Stock would be exchanged for such new securities.

         II. The Purchaser covenants and agrees:

                  (a) To do and perform all things required to be done and performed under this Agreement by it prior to the Closing Date and to use its best efforts to satisfy all conditions precedent on its part to the purchase of the Series G Preferred Stock and the Warrants.

                  (b) Purchaser shall promptly make any and all filings which it is required to make under the HSR Act with respect to the purchase of the Series G Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares and Purchaser agrees to furnish the Company with such necessary information and reasonable assistance as it may request in connection with its preparation of any necessary filings or submissions to the FTC or the Antitrust Division, including, without limitation, any filings or notices necessary under the HSR Act. Purchaser shall, at its own expense, use all reasonable efforts to response promptly to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any governmental authority pertaining to Purchaser with respect to the purchase of the Series G Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares and shall keep the Company fully apprised of its actions with respect thereto.


         4. Conditions of the Company's and the Purchaser's Obligations.

         I. The obligations of the Purchaser to purchase and pay for the Series G Preferred Stock and Warrants, as provided herein, shall be subject to the following conditions:

                  (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Securities or which has the effect of rendering it unlawful to consummate the transactions contemplated hereby and by the other Operative Documents; no action, suit or proceeding shall have been commenced and be pending against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which seeks to prevent the issuance of the Securities, provided that this condition shall not apply if Purchaser or any of its affiliates shall have directly encouraged such action, suit or proceeding.

                  (c) The Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of the Company by each of the Company's Chief Executive Officer and Chief Financial Officer in form and substance reasonably satisfactory to the Purchaser, confirming, as of the Closing Date, the matters set forth in paragraph (a) of this Section 4.I.

                  (d) The Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Purchaser and counsel to the Purchaser, of Kronish Lieb Weiner & Hellman LLP, counsel for the Company, to the effect set forth in Exhibit A.1 hereto.

                  (e) The Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Purchaser and counsel to the Purchaser, of Kelley Drye & Warren LLP, special telecommunications counsel for the Company, to the effect set forth in Exhibit
A.2 hereto.

                  (f) All notifications required pursuant to the HSR Act, to carry out the transactions contemplated by this Agreement shall have been made, and the applicable waiting period and any extensions thereof shall have expired or been terminated.

                  (g) The Company shall have delivered to the Purchaser an executed counterpart of each Warrant Agreement, substantially in the forms of Exhibits B-1 and B-2, executed warrant certificates in the forms attached to the Warrant Agreement, evidencing the Warrants, and an executed counterpart of the Registration Rights Agreement, substantially in the form of Exhibit C.

                  (h) The Company shall have authorized, executed and filed the Certificate of Designation, substantially in the form of Exhibit D, in accordance with Delaware law and the Purchaser shall have received an original, duly executed copy thereof.

                  (i) The Company shall have taken all actions required by Sections 3.I(h), (i) and (l).

                  (j) The Company shall have paid to Purchaser, or an affiliate of Purchaser designated by Purchaser, the amount provided for in Section 8 hereof.

                  (k) The Alliance Agreement between Microsoft Corporation and Digex, Incorporated shall have been executed and the Purchase Agreement between Microsoft Corporation and Digex, Incorporated pursuant to which Microsoft shall purchase preferred stock and warrants to purchase common stock of Digex, Incorporated shall have been executed and the transactions contemplated by such Purchase Agreement shall have been consummated.

         II. The obligations of the Company to deliver the Series G Preferred Stock and the Warrants as provided herein shall be subject to the following conditions:

                  (a) All the representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and Closing Date, respectively. The Purchaser shall have performed or complied with all of the agreements contained herein and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Securities or which has the effect of rendering it unlawful to consummate the transactions contemplated hereby and by the other Operative Documents; no action, suit or proceeding shall have been commenced and be pending against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which seeks to prevent the issuance of the Securities, provided that this condition shall not apply if the Company or any of its affiliates shall have directly encouraged such action, suit or proceeding.

                  (c) The Company shall have received a certificate, dated as of the Closing Date, signed on behalf of the Purchaser by an authorized officer of the Purchaser, in form and substance reasonably satisfactory to the Company, confirming as of the Closing Date the matters set forth in paragraph (a) of this
Section 4.II.

                  (d) All notifications required pursuant to the HSR Act, to carry out the transactions contemplated by this Agreement shall have been made, and the applicable waiting period and any extensions thereof shall have expired or been terminated.




         5.       Survival of Representations and Warranties;  Indemnities.

         I.       (a)      The representations and warranties contained in
Sections 1.I(b), (g), (h), (j) and (k) of this Agreement shall survive indefinitely.

                  (b) All other representations and warranties contained in
Section 1.I of this Agreement shall survive until the later of (x) the first anniversary of the Closing Date and (y) 30 days after the filing by the Company of its Annual Report of Form 10-K for the year ended December 31, 2000.

                  (c) The representations and warranties contained in Section 1.II(d) and (f) of this Agreement shall survive until the expiration of the applicable statute of limitations with respect to the subject matter of each such representation or warranty. The remaining representations and warranties contained in Section 1.II of this Agreement shall survive until the later of (x) the first anniversary of the Closing Date, and (y) 30 days after the filing by the Company of its Annual Report of Form 10-K for the year ended December 31, 2000.

                  (d) The representations and warranties contained in Section 1 of this Agreement, and the rights and remedies that may be exercised by any person seeking indemnification hereunder, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, any such person or its representatives.

                  (e) For purposes of this Agreement, each statement or other item of information set forth by the Company on any Schedule hereto shall be deemed to be a representation and warranty made by the Company in this Agreement.

                  (f) From and after the Closing Date and subject to Sections 5.I(a), (b), (d), (h) and (j), the Company (the "Purchaser Indemnitor") shall defend, indemnify and hold harmless Purchaser and its Affiliates and each director, officer, member, partner, employee and agent of such Persons (the "Purchaser Indemnitees") against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (collectively, "Damages"), arising out of, resulting from or relating to:

                  (x) the breach of any representation or warranty contained in
         Section 1.I, or any certificate delivered by the Company pursuant hereto; and

                  (y) the breach by the Company of any covenant or agreement (whether to be performed prior to or after the Closing) contained in this Agreement, or any certificate delivered by the Company pursuant hereto.

                  (g) From and after the Closing Date and subject to Sections 5.I(a), (c), (d), (h) and (j), Purchaser (the "Company Indemnitor" and collectively with the Purchaser Indemnitor, the "Indemnitors") shall defend, indemnify and hold harmless the Company and its affiliates and each director, officer, member, partner, employee and agent of such persons (the "Company Indemnitees" and collectively with the Purchaser Indemnitees, the "Indemnitees") against any Damages arising out of, resulting from or relating to:

                  (x) the breach of any representation or warranty contained in
         Section 1.II; and

                  (y) the breach by Purchaser of any covenant or agreement (whether to be performed prior to or after the Closing) contained in this Agreement.

                  (h) An Indemnitor shall not have liability under Section 5.I(f) or 5.I(g) until the aggregate amount of Damages theretofore incurred by the Purchaser Indemnitees or the Company Indemnitees, as applicable, exceeds an amount equal to $6.0 million (the "Deductible"), in which case the Purchaser Indemnitees or the Company Indemnitees, as applicable, shall be entitled to Damages only in the amount by which all Damages exceed the Deductible. The limitations on the indemnification obligations set forth in this clause (h) shall not apply to any covenants or agreements of the parties of this Agreement. In addition, notwithstanding the provisions of the first sentence of this clause
(h) above, the limitations on the indemnification obligations of the parties set forth therein shall not apply to breaches of the representations and warranties referred to in Section 5.I(a).

                  (i) The indemnification remedies provided in this Section 5.I shall be exclusive; provided, that nothing herein shall relieve any party from liability in the case of fraud.

                  (j) The indemnification obligations of the parties hereto for any breach of a representation and warranty described in Section 1 of this Agreement shall survive for only the period applicable to such representations and warranties as set forth in Section 5.I(a) of this Agreement, and thereafter all such representations and warranties of the applicable Indemnitor under this Agreement shall be extinguished; provided, however, that such indemnification obligation shall not be extinguished in the event of Damages incurred as a result of an Action that was instituted or begun prior to the expiration of the survival period set forth in Section 5.I(a), (b) or (c) if noticed in writing to the applicable Indemnitor by the applicable Indemnitee within 30 days of such Indemnitee receiving notice thereof. Subject to the proviso at the end of the immediately preceding sentence, no claim for the recovery of such Damages may be asserted by an Indemnitee after such period.

         II. The Company agrees to indemnify and hold harmless Purchaser, its respective directors and officers and its affiliates (and the directors, officers, partners, affiliates and controlling persons thereof, each, an "Indemnified Party") from and against any and all liability, including, without limitation, all losses, liabilities, damages, deficiencies, obligations, costs, fines and assessments, penalties, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and reasonable expenses, including, without limitation, reasonable accountant's and reasonable attorney's fees and expenses not subject to the provisions of Section 5.I above (together the "Losses"), incurred by the Purchaser or an Indemnified Party before or after the date of this Agreement and arising out of or directly resulting from, (i) the operations of the Company, (ii) the Purchaser's purchase and/or any Indemnified Party's ownership of the Securities or any shares of Common Stock or other securities of the Company issued with respect thereto, (iii) the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrant Agreement, or (iv) any litigation to which the Purchaser or an Indemnified Party is made a party in its capacity as a stockholder or owner of securities (or as partner, director, officer, affiliate or controlling person of the Purchaser) of the Company; provided, that (w) the foregoing indemnification rights in this Section 5.II shall not be available to the extent that any such Losses are incurred as a result of the Indemnified Party's willful misconduct or gross negligence, (x) the indemnification rights set forth in clause (i) of this
Section 5.II shall not be available to the extent that any such Losses are incurred as a result of non-compliance by Purchaser and its representatives on the Board with all laws and regulations applicable to them, (y) the indemnification rights set forth in clause (ii) of this Section 5.II shall not be available to the extent that any such Losses are incurred as a result of non-compliance by Purchaser with all laws and regulations applicable to it and
(z) the indemnification rights set forth in clause (iii) of this Section 5.II shall not be available to the extent any such Losses are incurred as a result of non-compliance by Purchaser with its obligations under the Operative Documents. For purposes of this Section 5.II, Purchaser and its representatives shall be deemed to have complied with all laws and regulations applicable to them and their obligations under the Operative Documents and each Indemnified Party shall be deemed not to have engaged in willful misconduct or gross negligence absent a final non-appealable judgment of a court of competent jurisdiction to the contrary.

         6.       Governance Provisions.

                  (a) If at any time there are no longer more than 100,000 shares of Series G Preferred Stock outstanding and (i) at such time, Purchaser and its affiliates hold in the aggregate at least 3,780,000 shares of Common Stock (assuming the conversion of all shares of Series G Preferred Stock held by Purchaser and its affiliates and the exercise of all Warrants held by Purchaser and such affiliates), Purchaser shall have the right to appoint two members of the Board as more fully described in paragraph 7(ii) of the Certificate of Designation, or (ii) at such time, Purchaser and its affiliates hold in the aggregate at least 1,890,000 shares of Common Stock (assuming the conversion of all shares of Series G Preferred Stock held by Purchaser and such affiliates and the exercise of all Warrants held by Purchaser and such affiliates), Purchaser shall have the right to appoint one member of the Board as more fully described in paragraph 7(ii) of the Certificate of Designation. From such time and for so long as Purchaser or any transferee of Purchaser who has received an assignment of rights pursuant to paragraph (c) below shall be entitled to any such rights, the Company shall take such action as may be required under applicable law to cause the Board to consist of not more than ten directors (12 directors if directors have been elected to the Board pursuant to paragraph 7(vi) of the Certificate of Designation), to include in the slate of nominees recommended by the Board the designees of Purchaser and to use its best efforts to cause the election of each such nominee of Purchaser to the Board. In the event that Purchaser has the right to elect two nominees to the Board, the Company shall also take such action as may be required under applicable law to cause the Purchaser's nominees to be divided as equally as practicable among each class of directors. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any designee of Purchaser, the remaining directors and the Company shall cause the vacancy created thereby to be filled by a new designee of Purchaser as soon as possible, who is designated in the manner specified in this clause (a), and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same. For purposes of any measurement of Purchaser's and its affiliates' ownership of Common Stock pursuant to this clause (a), any shares of Series G Preferred Stock, Common Stock or Warrants held by a transferee to whom rights were transferred under clause (c) below shall be included in any such measurement so long as such transferee or subsequent transferee is entitled to retain such right pursuant to clause (c). If at any time Purchaser and its affiliates cease to own at least 3,780,000 shares of Common Stock, upon receipt of written notice from the Chairman of the Board, the term of one of Purchaser's designees on the Board pursuant to this Section 6(a) shall thereupon terminate and such director shall be deemed to have resigned. If at any time Purchaser and its affiliates cease to own at least 1,890,000 shares of Common Stock, upon receipt of written notice from the Chairman of the Board, the term of Purchaser's remaining designee on the Board pursuant to this Section 6(a) shall thereupon terminate and such director shall be deemed to have resigned. The numbers of shares contained in this Section 6(a) shall be adjusted as appropriate to reflect any adjustments pursuant to Section 3 of the Certificate of Designation and Section 6 of the Warrant Agreement.

                  (b) For so long as Purchaser and its affiliates hold in the aggregate at least 1,323,000 shares of Common Stock (assuming conversion of all shares of Series G Preferred Stock held by Purchaser and such affiliates and the exercise of all Warrants held by Purchaser and such affiliates), Purchaser shall also have the rights of the holders of the Series G Preferred Stock described in the last two paragraphs of paragraph 7(ii) and in paragraph 8 of the Certificate of Designation and the Company shall provide such information and access to the Purchaser. All such information provided to Purchaser and its representatives shall be "Evaluation Material" as such term is defined in the Confidentiality Agreement, and notwithstanding any term or other expiration of the obligations contained in the Confidentiality Agreement, shall be subject to Purchaser's obligations of confidentiality set forth in the Confidentiality Agreement for two years following the receipt of such information by Purchaser and its representatives. The numbers of shares contained in this Section 6(b) shall be adjusted as appropriate to reflect any adjustments pursuant to Section 3 of the Certificate of Designation and Section 6 of the Warrant Agreement.

                  (c) No transferee of Purchaser or of any such transferee shall have any rights or obligations under this Section 6, except that if a transferee of Purchaser together with its affiliates acquires from Purchaser and its affiliates Series G Preferred Stock, Common Stock or Warrants representing at least 50% of the shares of Common Stock acquired at the Closing by Purchaser

(assuming the conversion of the Series G Preferred Stock and the exercise of the Warrants) then, in the sole discretion of Purchaser, Purchaser may assign to such transferee all or a portion of the rights and obligations of Purchaser under Section 6(a) and 6(b) (and such rights shall be further transferable to any further transferee subject to this Section 6(c)). Any such transferee or subsequent transferee shall cease to have the right to elect more than one Board member pursuant to this clause (c) at such time as such transferee or subsequent transferee shall own, together with its affiliates, less than 50% of the shares acquired at the Closing by Purchaser (assuming the conversion of the Series G Preferred Stock and the exercise of the Warrants). Any such transferee or subsequent transferee shall cease to have the rights to elect any Board members pursuant to this clause (c) and the rights described in clause (b) at such time as such transferee or subsequent transferee shall own, together with its affiliates, less than 25% of the shares acquired at the Closing by Purchaser (assuming the conversion of the Series G Preferred Stock and the exercise of the Warrants). At any such time as a transferee's rights to elect members of the Board expires pursuant to this paragraph (c), the term of such transferee's designees on the Board pursuant to this paragraph (c) shall thereupon terminate and such director or directors, as the case may be, shall be deemed to have resigned. The numbers of shares contained in this Section 6(c) shall be adjusted as appropriate to reflect any adjustments pursuant to Section 3 of the Certificate of Designation and Section 6 of the Warrant Agreement.

                  (d) The Company acknowledges that Purchaser may transfer shares of Series G Preferred Stock and retain the right to designate one or two members of the Board under the terms of the Certificate of Designation by agreement with such transferee.

                  (e) The Company shall reimburse each director appointed pursuant to Section 7 of the Certificate of Designation or this Section 6 for his reasonable out-of-pocket expenses incurred by him for the purpose of attending meetings of the Board or any committee of the Board.

         7.       Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) This Agreement may be terminated at any time prior to the
Closing:

                           (i) by the mutual written consent of the parties hereto; or

                           (ii) by Purchaser or the Company in the event that prior to the Closing any governmental or regulatory authority shall have issued an order, decree or ruling or taken any other action which has the effect of restraining, enjoining or otherwise prohibiting the transactions contemplated by this

                           Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

                           (iii) by Purchaser or the Company in the event that the Closing has not occurred prior to the earlier of
                           (1) the fifteenth business day following the satisfaction or waiver of all of the conditions to the obligations of the parties set forth in Section 4 or (2) March 31, 2000; provided, however, that the right to terminate this Agreement under this Section 5(b)(iii) shall not be available to any party whose failure to fulfill its obligation to consummate the transactions contemplated hereby upon satisfaction or waiver of all of the conditions to the obligations of the parties set forth in Section 4 or whose non-performance shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

                  (c) Any notice of termination pursuant to this Section 5 shall be by telephone, telecopy, telex or telegraph, confirmed in writing by letter.

                  (d) In the event of termination of this Agreement as provided in this Section 5, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided, however, that nothing herein shall limit the right of any party hereto to seek damages for breach of this Agreement.

         8. Expenses. The Company shall bear its own expenses with respect to the transactions contemplated by this Agreement. On the Closing Date, the Company shall pay to the Purchaser or its designees $6 million, reflecting, as Purchaser shall determine in its sole discretion, a transaction fee and expenses payable to consultants, investment bankers, accountants and counsel incurred for the benefit of the Company in connection with the issuance of the Securities. In no event shall any fees be payable pursuant to this Section 8 in the event the Closing does not occur. Purchaser may, at its option, net any such amounts payable to it or its designees under this Section 8 against amounts payable to the Company at the Closing in respect of the Purchase Price.

         9. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below:

         (x) if sent to the Purchaser, c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019, Attention: Alexander Navab, Jr., telecopy number: (212) 750-0003, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: David J. Sorkin, telecopy number: (212) 455-2502; and

          (y) if sent to the Company, to Intermedia Communications Inc., 3625 Queen Palm Drive, Tampa, Florida 33619, Attention: Chief Financial Officer, telecopy number: (813) 774-2470, with a copy to Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036,
Attention: Ralph J. Sutcliffe, telecopy number: (212) 997-3527.

         10. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Purchasers, the Company and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser except as expressly contemplated herein, in its capacity as such, of Securities from the Purchaser. This Agreement may not be assigned without the prior written consent of the other party, except that Purchaser may assign its rights and obligations hereunder to any affiliate or affiliates or to any transferee of Purchaser or any subsequent transferee pursuant to Section 6(c).

         11. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within New York, without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         12. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

         13. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

         14. Entire Agreement. This Agreement and the Exhibits hereto, the other Operative Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         15. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         16. Amendment and Waiver. This Agreement may be amended or modified, and the rights of the Company or Purchaser hereunder may only be waived, upon the written consent of the Company and Purchaser.

         17. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and Purchaser covenant, agree and acknowledge that no recourse under this Agreement or any of the other Operative Documents or any documents or instruments delivered in connection with this Agreement or any of the other Operative Documents shall be had against any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of Purchaser or of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise incurred by any current or future officer, agent or employee of Purchaser or any current or future member of Purchaser or any current or future director, officer, employee, partner, member, affiliate or assignee of any of the foregoing, as such for any obligation of Purchaser under this Agreement, any other Operative Document or any documents or instruments delivered in connection with this Agreement or any other Operative Document for any claim based on, in respect of or by reason of such obligations or their creation.

                            [SIGNATURE PAGE FOLLOWS]

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                     Very truly yours,

                                     INTERMEDIA COMMUNICATIONS INC.



                                     By: /s/ DAVID C. RUBERG
                                         Name:  David C. Ruberg
                                         Title: President and Chief Executive
                                                Officer


Accepted as of the date first above written:


ICI VENTURES LLC


By: /s/ ALEX NAVAB
   __________________________
Name:  Alex Navab
Title: President




                                       S-1